      As filed with the Securities and Exchange Commission on July 8, 1999
                                                      Registration No. 333-77707

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                ---------------

                               LIQUID AUDIO, INC.
             (Exact name of Registrant as specified in its charter)

                                ---------------

            Delaware                              7373                            77-0421089
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                               810 Winslow Street
                             Redwood City, CA 94063
                                 (650) 549-2000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ---------------

                                GERALD W. KEARBY
                            Chief Executive Officer
                               LIQUID AUDIO, INC.
                               810 Winslow Street
                             Redwood City, CA 94063
                                 (650) 549-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                  Please send copies of all communications to:

       HANK V. BARRY, ESQ.                       LAIRD H. SIMONS, III, ESQ.
      ISSAC J. VAUGHN, ESQ.                       ROBERT A. FREEDMAN, ESQ.
    KELLY AMES MOREHEAD, ESQ.                     SCOTT J. LEICHTNER, ESQ.
Wilson Sonsini Goodrich & Rosati,                    Fenwick & West LLP
               P.C.                                 Two Palo Alto Square
        650 Page Mill Road                          Palo Alto, CA 94306
       Palo Alto, CA 94304                             (650) 494-0600
          (650) 493-9300

                                ---------------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                                ---------------

  If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             Explanatory Note

 This Amendment is for the sole purpose of re-filing exhibits 10.37 and 10.43.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the costs and expenses, other than the underwriting discount, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

   SEC Registration Fee............................................... $ 16,680
   NASD Filing Fee....................................................    6,500
   Nasdaq National Market Listing Fee.................................   94,000
   Printing Costs.....................................................  150,000
   Legal Fees and Expenses............................................  300,000
   Accounting Fees and Expenses.......................................  150,000
   Blue Sky Fees and Expenses.........................................   10,000
   Transfer Agent and Registrar Fees..................................   10,000
   Miscellaneous......................................................  212,820
                                                                       --------
     Total............................................................ $950,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Restated Certificate of Incorporation to be filed upon the completion of this offering (Exhibit 3.2 hereto) and Article VI of our Bylaws to be adopted upon the completion of this offering (Exhibit 3.4 hereto) provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, we have entered into Indemnification Agreements (Exhibit 10.1 hereto) with our officers and directors that will become effective upon the closing of this offering. The Underwriting Agreement (Exhibit 1.1) also provides for cross-indemnification among Liquid Audio and the Underwriters with respect to certain matters, including matters arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Since our incorporation in January 1996, we have sold and issued the following securities:

    1. On April 15, 1996 we issued 3,431,244 shares of common stock to seven founders for an aggregate consideration of $4,574.99.

    2. On May 31, 1996 we issued 2,286,591 shares of Series A mandatorily redeemable convertible preferred stock (Series A) to seven investors for an aggregate consideration of $1,500,004.68. On June 28, 1996 we issued 609,753 shares of Series A to one investor for an aggregate consideration of $399,998.46. On July 30, 1996 we issued 153,645 shares (as adjusted for stock splits) of Series A to the same investor to which we issued shares of Series A on June 28, 1996, for an aggregate consideration of $100,791.12.

    3. On May 5, 1997 we issued a warrant for 15,306 shares of Series B mandatorily redeemable convertible preferred stock (Series B) to a bank in connection with a short-term loan agreement. Such warrant has an exercise price of $1.96 per share.

    4. On May 23, 1997 we issued 2,421,581 shares of Series B to seven investors for an aggregate consideration of $4,746,294.84. On May 28, 1997 we issued 765,307 shares of Series B to five investors, two of which we issued shares of Series B to on May 23, 1997, for an aggregate consideration of $1,499,999.76.

    5. On January 1, 1998 we issued a warrant for 48,860 shares of common stock to one strategic partner. Such warrant has an exercise price of $6.14 per share.

    6. On January 1, 1998 we issued 38,316 shares of common stock to one strategic partner for an aggregate consideration of $2,554.40.

    7. On July 31, 1998 we issued 3,179,962 shares of Series C mandatorily redeemable convertible preferred stock (Series C) to ten investors for an aggregate consideration of $19,524,966.68. On September 25, 1998 we issued 325,732 shares of Series C to three investors for an aggregate consideration of $1,999,994.48. On September 29, 1998 we issued 1,628 shares of Series C to one investor for an aggregate consideration of $9,995.92.

    8. On July 31, 1998 we issued a warrant for 4,544 shares of Series C to a bank in connection with a short term loan agreement. Such warrant has an exercise price of $6.14 per share.

    9. On April 23, 1999 we issued 4,071 shares of common stock to one employee for an aggregate consideration of $30,532.50.

    10. From March 28 through April 30, 1999 we issued warrants exercisable for a total of 12,000 shares of common stock to five strategic partners. Such warrants have an exercise price of $6.56 per share.

    11. On June 9, 1999 we issued warrants exercisable for a total of 381,203 shares of common stock to Amazon.com, Inc. Such warrants have an exercise price of $6.56 per share.

    12. On June 16, 1999 we issued 100,000 shares of common stock to Virgin Holdings, Inc., an affiliate of EMI Recorded Music, in consideration for an encoding license.

    13. Since our incorporation, we have issued options to purchase an aggregate of 2,175,708 shares of common stock with exercise prices ranging from $0.0667 to $8.00 per share. Since our incorporation through June 15, 1999, we have issued 737,807 shares of common stock pursuant to stock option exercises for an aggregate consideration of $74,197.63.

  There were no underwriters employed in connection with any of the transactions set forth in Item 15.

  The issuances of securities described in Items 15(1) through 15(12) were deemed to be exempt from registration under the Securities Act in reliance on
Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The issuances of securities described in Item 15(13) were deemed to be exempt from registration under the Securities Act in reliance on
Section 4(2) or Rule 701 promulgated thereunder as transactions pursuant to compensatory benefit plans and contracts relating to compensation.
The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about the Registrant or had access, through employment or other relationships, to such information.

ITEM 16. EXHIBITS.

 1.1* Form of Underwriting Agreement
 3.1* Certificate of Incorporation as currently in effect
 3.2* Form of Restated Certificate of Incorporation (to be filed with the Delaware Secretary of State prior to the closing of the offering covered by this Registration Statement)
 3.3* Bylaws as currently in effect
 3.4* Form of Bylaws (to be adopted upon the completion of the offering covered by this Registration Statement)
 4.1* Form of Specimen Stock Certificate
 4.2* Second Amended and Restated Investor Rights Agreement dated July 31, 1998

  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
         regarding legality of the securities being issued
 10.1*   Form of Indemnification Agreement, entered into between the Registrant and each of its directors and officers, to become effective upon the closing of the offering made under this Registration Statement
 10.2*   1996 Equity Incentive Plan
 10.3*   1999 Employee Stock Purchase Plan
 10.4*   Licensing Agreement with SESAC dated May 21, 1998
 10.5+*  Software Cross License Agreement with Adaptec, Inc. dated June 12,
         1998
 10.6*   Form of Liquid Music Network Agreement
 10.7+*  Letter Agreement with Compaq Computer Corporation dated March 23, 1998
 10.8+*  LA Agreement with Real Networks, Inc. dated April 26, 1998
 10.9+*  Binary Software License Agreement with Precept Software, Inc. dated
          September 30, 1997
 10.10+* Patent License Agreement with Fraunhofer-Gesellschaft, zur Forderung der angewandten Forschung e.V. dated August 14, 1998
 10.11+* Software License Agreement with Fraunhofer-Gesellschaft, zur Forderung der angewandten Forschung e.V. dated August 14, 1998
 10.12+* OEM Master License Agreement with RSA Data Security, Inc. dated July
          18, 1997
 10.13+* Agreement in Principle with N2K, Inc. dated February 12, 1997
 10.14+* Patent License Agreement with Dolby Laboratories Licensing
          Corporation, dated May 3, 1996
 10.15+* Adjustment to Patent and License Agreement with Dolby Laboratories
          Licensing Corporation, dated September 18, 1997
 10.16+* Source Code, Trademark and Know-How License Agreement with Dolby
          Laboratories Licensing Corporation dated May 3, 1996
 10.17*  Founders Restricted Stock Purchase Agreement (with amendments) with
          Gerald W. Kearby dated April 25, 1996
 10.18*  Founders Restricted Stock Purchase Agreement (with amendments) with
          Philip R. Wiser dated April 25, 1996
 10.19*  Founders Restricted Stock Purchase Agreement (with amendments) with
          Robert G. Flynn dated April 25, 1996
 10.20*  Master Equipment Lease No. 0044 (with amendments) with Phoenix Leasing
          Incorporated dated as of October 15, 1996
 10.21*  Summary Plan Description of 401(k) Plan
 10.22*  Loan and Security Agreement with Silicon Valley Bank dated April 16,
          1998
 10.23*  Loan and Security Agreement with Silicon Valley Bank dated November
          16, 1998
 10.24*  Lease Agreement with Master Lease, a Division of Tokai Financial
          Services, Inc., dated March 3, 1998
 10.25*  Lease Agreement with John Anagnostou Realty and Michael J. Monte, dated February 16, 1999, for property located at 2221 Broadway,
          Redwood City, California
 10.26*  Lease and Service Agreement with Alliance Business Centers, dated
          August 17, 1998, and Office Rider dated February 1, 1999, for property located at 599 Lexington Avenue, New York, New York
 10.27*  Lease Agreement with New Retail Concepts Ltd., dated September 1,
          1998, for property located at 21 Bridge Square, Westport, Connecticut

 10.28*  Commercial Lease with Jim and Jeannette Beeger, dated November 3,
          1998, for property located at 820 Winslow Street, Redwood City,
          California
 10.29*  Commercial Lease with John Anagnostou Realty, dated October 9, 1997, for property located at 810 Winslow Street, Redwood City, California
 10.30+* Software Reseller Agreement with Liquid Audio Japan, dated as of
          August 9, 1998
 10.31+* Shareholder Agreement with Super Stage, Inc., Liquid Audio Japan,
         Inc., ITOCHU Corporation, and Hikari Tsushin, Inc., dated March 31,
         1999
 10.32*  Loan Agreement with Super Factory, Inc., dated March 31, 1999
 10.33+* Share Sale and Purchase and Option Agreement with Super Stage, Inc., dated March 31, 1999
 10.34+* Shareholders Agreement with SKM Limited and Liquid Audio Korea Co.
          Ltd. dated December 31, 1998
 10.35+* Software Reseller and Services Agreement with Liquid Audio Korea Co.
          Ltd. dated December 31, 1998
 10.36+* Consulting Agreement with Liquid Audio Korea Co. Ltd. dated December
          31, 1998
 10.37   Consulting Agreement with SKM Limited dated December 31, 1998
 10.38*  Guaranty issued to Liquid Audio, Inc. by SKM Limited dated December
          31, 1998
 10.39*  Software License Agreement with Intel Corporation dated May 4, 1999
 10.40*  Liquid Remote Inventory Fulfillment System(TM) Merchant Affiliate and
          License Agreement with MTS, Inc. dated May 14, 1999
 10.41+* OEM Agreement with Sanyo Electric Co., Ltd. dated June 2, 1999
 10.42*  Amazon.com/Liquid Audio Advertising Agreement, including exhibits, dated as of June 9, 1999
 10.43   Online Program Agreement with Muze Inc., dated as of February 9, 1999
 10.44*  Letter Agreement By and Between Texas Instruments Incorporated, dated as of January 29, 1999
 10.45+* OEM Agreement with Toshiba Corporation, dated June 9, 1999
 10.46*  Agreement with Iomega Corporation, dated November 14, 1999
 10.47*  Stock Option Agreement with Gary J. Iwatani, dated November 10, 1997
 10.48*  Letter Agreement with Virgin Holdings, Inc., an affiliate of EMI
          Recorded Music, dated June 16, 1999
 23.1*   Consent of PricewaterhouseCoopers LLP
 23.2*   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
          (contained in Exhibit 5.1)
 24.1*   Power of Attorney (contained in the signature page to this
          Registration Statement)
 27.1*   Financial Data Schedule

--------
 * previously filed
 + confidential treatment requested

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on July 8, 1999.

                                                   /s/ Gerald W. Kearby*
                                          By:__________________________________
                                                      Gerald W. Kearby
                                                  Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:

             Signature                           Title                  Date
             ---------                           -----                  ----

       /s/ Gerald W. Kearby*         President, Chief Executive     July 8, 1999
____________________________________  Officer and Director
          Gerald W. Kearby            (Principal Executive
                                      Officer)

        /s/ Gary J. Iwatani          Senior Vice President and      July 8, 1999
____________________________________  Chief Financial Officer
          Gary J. Iwatani             (Principal Financial and
                                      Accounting Officer)

       /s/ Philip R. Wiser *         Senior Vice President of       July 8, 1999
____________________________________  Engineering, Chief
          Philip R. Wiser             Technical Officer and
                                      Director

         /s/ Ann Winbald *           Director                       July 8, 1999
____________________________________
            Ann Winblad

        /s/ Silvia Kessel *          Director                       July 8, 1999
____________________________________
           Silvia Kessel

      /s/ Sanford R. Climan *        Director                       July 8, 1999
____________________________________
         Sanford R. Climan

         /s/ Eric Robison *          Director                       July 8, 1999
____________________________________
          Eric P. Robison

    /s/ Gary J. Iwatani
*By:___________________________
     Gary J. Iwatani
     Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
   No.                                    Title
 -------                                  -----
  1.1*   Form of Underwriting Agreement
  3.1*   Certificate of Incorporation as currently in effect
  3.2*   Form of Restated Certificate of Incorporation (to be filed with the
          Delaware Secretary of State prior to the closing of the offering covered by this Registration Statement)
  3.3*   Bylaws as currently in effect
  3.4*   Form of Bylaws (to be adopted upon the completion of the offering covered by this Registration Statement)
  4.1*   Form of Specimen Stock Certificate
  4.2*   Second Amended and Restated Investor Rights Agreement dated July 31,
          1998
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
         regarding legality of the securities being issued
 10.1*   Form of Indemnification Agreement, entered into between the Registrant and each of its directors and officers, to become effective upon the closing of the offering made under this Registration Statement
 10.2*   1996 Equity Incentive Plan
 10.3*   1999 Employee Stock Purchase Plan
 10.4*   Licensing Agreement with SESAC dated May 21, 1998
 10.5+*  Software Cross License Agreement with Adaptec, Inc. dated June 12,
         1998
 10.6*   Form of Liquid Music Network Agreement
 10.7+*  Letter Agreement with Compaq Computer Corporation dated March 23, 1998
 10.8+*  LA Agreement with Real Networks, Inc. dated April 26, 1998
 10.9+*  Binary Software License Agreement with Precept Software, Inc. dated
          September 30, 1997
 10.10+* Patent License Agreement with Fraunhofer-Gesellschaft, zur Forderung der angewandten Forschung e.V. dated August 14, 1998
 10.11+* Software License Agreement with Fraunhofer-Gesellschaft, zur Forderung der angewandten Forschung e.V. dated August 14, 1998
 10.12+* OEM Master License Agreement with RSA Data Security, Inc. dated July
          18, 1997
 10.13+* Agreement in Principle with N2K, Inc. dated February 12, 1997
 10.14+* Patent License Agreement with Dolby Laboratories Licensing
          Corporation, dated May 3, 1996
 10.15+* Adjustment to Patent and License Agreement with Dolby Laboratories
          Licensing Corporation, dated September 18, 1997
 10.16+* Source Code, Trademark and Know-How License Agreement with Dolby
          Laboratories Licensing Corporation dated May 3, 1996
 10.17*  Founders Restricted Stock Purchase Agreement (with amendments) with
          Gerald W. Kearby dated April 25, 1996
 10.18*  Founders Restricted Stock Purchase Agreement (with amendments) with
          Philip R. Wiser dated April 25, 1996
 10.19*  Founders Restricted Stock Purchase Agreement (with amendments) with
          Robert G. Flynn dated April 25, 1996
 10.20*  Master Equipment Lease No. 0044 (with amendments) with Phoenix Leasing
          Incorporated dated as of October 15, 1996
 10.21*  Summary Plan Description of 401(k) Plan
 10.22*  Loan and Security Agreement with Silicon Valley Bank dated April 16,
          1998

 Exhibit
   No.                                    Title
 -------                                  -----
 10.23*  Loan and Security Agreement with Silicon Valley Bank dated November
          16, 1998
 10.24*  Lease Agreement with Master Lease, a Division of Tokai Financial
          Services, Inc., dated March 3, 1998
 10.25*  Lease Agreement with John Anagnostou Realty and Michael J. Monte, dated February 16, 1999, for property located at 2221 Broadway,
          Redwood City, California
 10.26*  Lease and Service Agreement with Alliance Business Centers, dated
          August 17, 1998, and Office Rider dated February 1, 1999, for property located at 599 Lexington Avenue, New York, New York
 10.27*  Lease Agreement with New Retail Concepts Ltd., dated September 1,
          1998, for property located at 21 Bridge Square, Westport, Connecticut
 10.28*  Commercial Lease with Jim and Jeannette Beeger, dated November 3,
          1998, for property located at 820 Winslow Street, Redwood City,
          California
 10.29*  Commercial Lease with John Anagnostou Realty, dated October 9, 1997, for property located at 810 Winslow Street, Redwood City, California
 10.30+* Software Reseller Agreement with Liquid Audio Japan, dated as of
          August 9, 1998
 10.31+* Shareholder Agreement with Super Stage, Inc., Liquid Audio Japan,
         Inc., ITOCHU Corporation, and Hikari Tsushin, Inc., dated March 31,
         1999
 10.32*  Loan Agreement with Super Factory, Inc., dated March 31, 1999
 10.33+* Share Sale and Purchase and Option Agreement with Super Stage, Inc., dated March 31, 1999
 10.34+* Shareholders Agreement with SKM Limited and Liquid Audio Korea Co.
          Ltd. dated December 31, 1998
 10.35+* Software Reseller and Services Agreement with Liquid Audio Korea Co.
          Ltd. dated December 31, 1998
 10.36+* Consulting Agreement with Liquid Audio Korea Co. Ltd. dated December
          31, 1998
 10.37   Consulting Agreement with SKM Limited dated December 31, 1998
 10.38*  Guaranty issued to Liquid Audio, Inc. by SKM Limited dated December
          31, 1998
 10.39*  Software License Agreement with Intel Corporation dated May 4, 1999
 10.40*  Liquid Remote Inventory Fulfillment System(TM) Merchant Affiliate and
          License Agreement with MTS, Inc. dated May 14, 1999
 10.41+* OEM Agreement with Sanyo Electric Co., Ltd. dated June 2, 1999
 10.42*  Amazon.com/Liquid Audio Advertising Agreement, including exhibits, dated as of June 9, 1999
 10.43   Online Program Agreement with Muze Inc., dated as of February 9, 1999
 10.44*  Letter Agreement By and Between Texas Instruments Incorporated, dated as of January 29, 1999
 10.45+* OEM Agreement with Toshiba Corporation, dated June 9, 1999
 10.46*  Agreement with Iomega Corporation, dated November 14, 1999
 10.47*  Stock Option Agreement with Gary J. Iwatani, dated November 10, 1997
 10.48*  Letter Agreement with Virgin Holdings, Inc., an affiliate of EMI
          Recorded Music, dated June 16, 1999
 23.1*   Consent of PricewaterhouseCoopers LLP
 23.2*   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
          (contained in Exhibit 5.1)
 24.1*   Power of Attorney (contained in the signature page to this
          Registration Statement)
 27.1*   Financial Data Schedule

--------
 * previously filed
 + confidential treatment requested